Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-242343, 333-226592, 333-197223, 333-197222, 333-178587, 333-124693, 333-45568, 333-43223, 333-00123, and 333-27937) on Form S-8 of our reports dated November 21, 2023, with respect to the consolidated financial statements of Spectrum Brands Holdings, Inc., and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Milwaukee, WI
November 21, 2023